Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Union First Market Bankshares Corporation (“Union”) and StellarOne Corporation (“StellarOne”) after giving effect to the merger of StellarOne with and into Union (the “merger”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented as if the merger with StellarOne had occurred on September 30, 2013. The unaudited pro forma condensed combined income statements for the year ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if the merger had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. Union is the acquirer for accounting purposes. Union has not had sufficient time to completely evaluate the significant identifiable long-lived intangible assets of StellarOne. Accordingly, the unaudited pro forma adjustments, including the allocations of purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to historical financial statements of StellarOne to conform to the presentation in Union’s financial statements.

A final determination of the acquisition consideration and fair values of StellarOne’s assets and liabilities will be based on the actual net tangible and intangible assets of StellarOne that existed as of the date of completion of the merger, which was January 1, 2014. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a change in amortization of acquired intangible assets and amortization or accretion of other fair value adjustments.

In connection with the plan to integrate the operations of Union and StellarOne, Union will incur nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities. Union is not fully able to determine the timing, nature, and amount of these charges as of the date of this filing. However, these charges will affect the results of operations of Union in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities that have not already been incurred, resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration.

The actual amounts finally recorded for the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of net cash used or generated in StellarOne’s operations between the signing of the merger agreement and completion of the merger; other changes in StellarOne’s net assets that occurred prior to the completion of the merger, which could cause material differences in the information presented below; and changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements; Union’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in Union’s Annual Report on Form 10-K for the year ended December 31, 2012; StellarOne’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in StellarOne’s Annual Report on Form 10-K for the year ended December 31, 2012; Union’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2013, included in Union’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013; StellarOne’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2013, included in StellarOne’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013; and other information pertaining to Union and StellarOne contained in previous Securities and Exchange Commission filings.

UNION AND STELLARONE

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2013

(Dollars in thousands)

	Union	StellarOne	Merger Pro Forma		Pro Forma
	(As Reported)	(As Reported)	Adjustments		Combined
ASSETS
Cash and cash equivalents	$75,082	$54,232	$—		$129,314
Securities available for sale, at fair value	589,437	480,332	—		1,069,769
Restricted stock, at cost	19,531	—	20,757	(A)	40,288
Loans held for sale	58,179	18,696	—		76,875
Loans, net of unearned income	3,002,246	2,264,084	(43,919)	(a)	5,222,411
Less allowance for loan losses	33,877	25,827	(25,827)	(b)	33,877

Net loans	2,968,369	2,238,257	(18,092)		5,188,534

Bank premises and equipment, net	82,523	74,033	7,635	(c)	164,191
Other real estate owned, net of valuation allowance	35,709	4,449	—		40,158
Core deposit intangibles, net	12,900	2,728	26,842	(d)	42,470
Goodwill	59,400	114,167	114,284	(e)	287,851
Other assets	145,978	95,333	(21,908)	(f) (A)	219,403

Total assets	$4,047,108	$3,082,227	$129,518		$7,258,853

LIABILITIES
Noninterest-bearing demand deposits	697,199	416,087	—		1,113,286
Interest-bearing deposits	2,527,726	2,030,294	10,753	(g)	4,568,773

Total deposits	3,224,925	2,446,381	10,753		5,682,059

Securities sold under agreements to repurchase	79,202	880	—		80,082
Other short-term borrowings	72,000	28,500	—		100,500
Long-term borrowings	198,793	159,691	(4,294)	(g)	354,190
Other liabilities	38,517	16,059	4,252	(h)	58,828

Total liabilities	3,613,437	2,651,511	10,711		6,275,659

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock	32,930	22,535	6,925	(i) (j)	62,390
Surplus	169,294	266,282	253,781	(i) (j)	689,357
Retained earnings	232,024	139,222	(139,222)	(i)	232,024
Accumulated other comprehensive income (loss)	(577)	2,677	(2,677)	(i)	(577)

Total stockholders’ equity	433,671	430,716	118,807		983,194

Total liabilities and stockholders’ equity	$4,047,108	$3,082,227	$129,518		$7,258,853

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNION AND STELLARONE

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the Nine Months Ended September 30, 2013

(Dollars and shares in thousands, except per share amounts)

			Merger
	Union	StellarOne	Pro Forma		Pro Forma
	(As Reported)	(As Reported)	Adjustments		Combined
Interest and dividend income:
Interest and fees on loans	$116,806	$76,648	$(728)	(k)	$192,726
Other interest income	12,006	7,632	—		19,638

Total interest and dividend income	128,812	84,280	(728)		212,364

Interest expense:
Interest on deposits	11,033	8,621	(1,843)	(l)	17,811
Other interest expense	4,765	2,350	(542)	(m)	6,573

Total interest expense	15,798	10,971	(2,385)		24,384

Net interest income	113,014	73,309	1,657		187,980
Provision for loan losses	4,850	515	—		5,365

Net interest income after provision for loan losses	108,164	72,794	1,657		182,615

Noninterest income:
Service charges on deposit accounts	7,093	6,198	576	(B)	13,867
Other service charges, commissions and fees	9,214	8,741	—		17,955
Gains on sales of mortgage loans, net of commissions	10,581	4,873	—		15,454
Other operating income	3,461	2,616	1,083	(C) (D)	7,160

Total noninterest income	30,349	22,428	1,659		54,436

Noninterest expenses:
Salaries and benefits	53,294	36,214	669	(D) (E)	90,177
Occupancy expenses	8,439	6,926	287	(n)	15,652
Furniture and equipment expenses	5,250	6,397	—		11,647
Other expenses	34,932	19,306	5,563	(o)(B)(C)(E)	59,801

Total noninterest expenses	101,915	68,843	6,519		177,277

Income before income taxes	36,598	26,379	(3,203)		59,774
Income tax expense	10,206	7,862	(1,121)		16,947

Net income	$26,392	$18,517	$(2,082)		$42,827

Earnings per common share, basic	$1.06	$0.81			$0.91

Earnings per common share, diluted	$1.06	$0.81			$0.91

Weighted average common shares outstanding, basic	24,987	22,817	(667)	(p)	47,137
Weighted average common shares outstanding, diluted	25,031	22,859	(709)	(p)	47,181

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNION AND STELLARONE

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the Year Ended December 31, 2012

(Dollars and shares in thousands, except per share amounts)

			Merger
	Union	StellarOne	Pro Forma		Pro Forma
	(As Reported)	(As Reported)	Adjustments		Combined
Interest and dividend income:
Interest and fees on loans	$162,637	$103,192	$(2,059)	(k)	$263,770
Other interest income	19,226	11,864	—		31,090

Total interest and dividend income	181,863	115,056	(2,059)		294,860

Interest expense:
Interest on deposits	19,446	15,407	(8,910)	(l)	25,943
Other interest expense	8,062	3,072	(790)	(m)	10,344

Total interest expense	27,508	18,479	(9,700)		36,287

Net interest income	154,355	96,577	7,641		258,573
Provision for loan losses	12,200	5,550	—		17,750

Net interest income after provision for loan losses	142,155	91,027	7,641		240,823

Noninterest income:
Service charges on deposit accounts	9,033	9,411	—		18,444
Other service charges, commissions and fees	10,898	11,787	—		22,685
Gains on sales of mortgage loans, net of commissions	16,651	8,317	(1,791)	(F)	23,177
Other operating income	4,486	4,828	1,491	(C)	10,805

Total noninterest income	41,068	34,343	(300)		75,111

Noninterest expenses:
Salaries and benefits	68,648	51,375	(1,431)	(E)(F)	118,592
Occupancy expenses	12,150	8,593	382	(n)	21,125
Furniture and equipment expenses	7,251	8,220	—		15,471
Other expenses	45,430	26,940	8,028	(o)(C)(E)	80,398

Total noninterest expenses	133,479	95,128	6,979		235,586

Income before income taxes	49,744	30,242	362		80,348
Income tax expense	14,333	8,079	127		22,539

Net income	$35,411	$22,163	$235		$57,809

Earnings per common share, basic	$1.37	$0.96			$1.20

Earnings per common share, diluted	$1.37	$0.96			$1.20

Weighted average common shares outstanding, basic	25,872	23,089	(939)	(p)	48,022
Weighted average common shares outstanding, diluted	25,901	23,090	(940)	(p)	48,051

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTE A – BASIS OF PRESENTATION

On June 9, 2013, Union and StellarOne entered into an Agreement and Plan of Reorganization providing for the merger of StellarOne with and into Union (“the merger agreement”). The merger agreement provides that at the effective date of the merger, each outstanding share of common stock of StellarOne will be converted into the right to receive 0.9739 shares of Union common stock, par value $1.33 per share.

The unaudited pro forma condensed combined financial information of Union’s financial condition and results of operations, including per share data, are presented after giving effect to the merger. The unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented as if the merger with StellarOne had occurred on September 30, 2013. The unaudited pro forma condensed combined income statements for the year ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if the merger had occurred on January 1, 2012.

The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of StellarOne at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein are preliminary and may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of StellarOne’s tangible, and identifiable intangible, assets and liabilities as of the effective date of the merger.

NOTE B – PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current valuations, estimates, and assumptions. Union will engage an independent third party valuation firm to determine the fair value of the assets acquired and liabilities assumed which could significantly change the amount of the estimated fair values used in pro forma financial information presented.

(a)	A fair value adjustment was recorded to StellarOne’s outstanding loan portfolio. This fair value adjustment consists of:

i.	An adjustment for credit deterioration of the acquired portfolio in the amount of $53.9 million which represented a mark of 2.4% on StellarOne’s outstanding loan portfolio. Of the $53.9 million credit mark, approximately $30.9 million is estimated to be an accretable adjustment. In order to determine the adjustment related to credit deterioration, Union engaged an independent third party loan review team to review and perform analytics on StellarOne’s loan portfolio.

ii.	A further fair value adjustment (premium) to reflect differences in interest rates in the amount of $10.0 million partially offset the credit deterioration adjustment. This portion of the fair value adjustment was based on current market interest rates and spreads including the consideration for liquidity concerns.

(b)	Elimination of StellarOne’s allowance for loan losses. Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over.

(c)	Estimated fair value adjustments of acquired premises (buildings and land) as of acquisition date. The premium of $7.6 million represents 10.3% of StellarOne’s bank premises based on an independent third party valuation utilizing a market approach.

(d)	Union’s estimate of the fair value of the core deposit intangible asset ($29.6 million) and the elimination of StellarOne’s previously reported core deposit intangible asset ($2.7 million). This will be amortized over eight years using sum-of-years digits method. This estimate represents a 1.22% premium on StellarOne’s core deposits based on current market data for similar transactions.

(e)	Elimination of StellarOne’s goodwill ($114.2 million) plus the addition of goodwill generated as a result of the total purchase price and the fair value of assets acquired exceeding the fair value of liabilities assumed ($228.5 million) (See Note D).

(f)	Elimination of other non-goodwill intangible assets ($645 thousand) and accrued interest receivable related to acquired loans with deteriorated credit quality ($506 thousand).

(g)	Estimated fair value adjustment on deposits and long-term borrowings at current market rates and spreads for similar products.

(h)	Adjustment for deferred taxes associated with the adjustments to record the assets and liabilities of StellarOne at fair value based on Union’s statutory rate of 35%.

(i)	Elimination of StellarOne’s stockholders’ equity representing conversion of all of StellarOne’s common shares into Union common shares.

(j)	Recognition of the equity portion of the merger consideration. The adjustment to common stock represents the $1.33 par value of Union’s common stock issued to effect the transaction. The adjustment to surplus represents in the amount of equity consideration above the par value of Union’s common stock issued.

(k)	Represents the net premium amortization on acquired loans assuming the merger closed on January 1, 2012 (see Note E). Premium will be amortized over the life of the loans using the effective interest rate method.

(l)	Represents premium amortization on deposits assumed as part of the merger assuming the merger closed on January 1, 2012 (see Note E). Premium will be amortized over twenty months using the effective interest rate method.

(m)	Represents net premium amortization on borrowings assumed as part of the merger assuming the merger closed on January 1, 2012 (see Note E). Discount on trust preferred capital notes will be accreted over nineteen years using the effective interest method. Premium on other long-term borrowings will be amortized over fifty-five months using the effective interest rate method.

(n)	Represents premium amortization on bank premises assuming the merger closed on January 1, 2012 (see Note E). Premium will be amortized over twenty years using the straight-line method.

(o)	Represents amortization of core deposit premium assuming the merger closed on January 1, 2012 (see Note E). Premium will be amortized over eight years using the sum-of-years digits method.

(p)	Weighted average basic and diluted shares outstanding were adjusted to effect the transaction.

The following conforming reclassifications are adjustments to StellarOne’s reported balance sheet and income statement in order to more closely align with the presentation of Union.

(A)	Reclassification of restricted stock reported within other assets ($20.8 million).

(B)	Adjustment of noninterest operating expenses recorded in service charges reclassified to other expense.

(C)	Adjustment of OREO and related costs recorded in other income and reclassified to other expense.

(D)	Adjustment of brokerage commissions recorded in other income and reclassified to salaries expense.

(E)	Adjustment of pre-employment, workers’ compensation, and temporary employment services expenses recorded in other expenses reclassified to salaries and benefits expense.

(F)	Adjustment of mortgage related commissions recorded in salaries and benefits reclassified to gains on sales of mortgage loans, net of commissions.

NOTE C – CAPITAL PURCHASE PROGRAM WARRANT

On December 18, 2013, StellarOne repurchased warrants exercisable for 302,622 shares of its common stock that were issued at the inception of the U.S. Treasury Capital Purchase Program in December 2008 for $2.92 million.

NOTE D – PRO FORMA ALLOCATION OF PURCHASE PRICE

The following table shows the pro forma allocation of the consideration paid for StellarOne’s common equity to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the transaction (unaudited, dollars in thousands, except share and per share amounts):

Purchase Price:
Union First Market Bankshares common shares issued		22,147,874
Purchase price per share of the Company’s common stock		$24.81

Company common stock issued and cash exchanged for fractional shares		$549,489
Fair value of stock options outstanding		34

Fair value of total consideration transferred		$549,523

Fair value of assets acquired:
Cash and cash equivalents	$54,232
Securities available for sale	480,332
Restricted stock, at cost	20,757
Loans held for sale	18,696
Net loans	2,220,165
Bank premise and equipment	81,668
OREO	4,449
Core deposit intangible	29,570
Other assets	73,425

Total assets	2,983,294

Fair value of liabilities assumed:
Deposits	2,457,134
Securities sold under agreements to repurchase	880
Other short-term borrowings	28,500
Long-term borrowings	155,397
Other liabilities	20,311

Total liabilities	2,662,222

Net assets acquired		$321,072

Preliminary pro forma goodwill		$228,451

NOTE E – ESTIMATED AMORTIZATION/ACCRETION OF ACQUISITION ACCOUNTING ADJUSTMENTS

The following table sets forth an estimate of the expected effects of the estimated aggregate acquisition accounting adjustments reflected in the pro forma combined financial statements on the future pre-tax net income of Union after the merger with StellarOne (unaudited, dollars in thousands):

	Discount Accretion (Premium Amortization)
	For the Years Ended December 31,
	2014	2015	2016	2017	2018	Thereafter	Total
Loans	$(2,059)	$(275)	$2,396	$2,910	$2,547	$15,336	$20,855
Bank premises	(382)	(382)	(382)	(382)	(382)	(5,725)	(7,635)
Deposits	(8,910)	(1,843)	—	—	—	—	(10,753)
Borrowings	(790)	(664)	(434)	(169)	142	6,209	4,294
Core Deposit Intangible	(6,897)	(5,983)	(5,068)	(4,154)	(3,239)	(4,229)	(29,570)

The actual effect of purchase accounting adjustments on the future pre-tax income of Union may differ from these estimates based on the closing date estimates of fair values and the use of different amortization methods than assumed above.

NOTE F– ESTIMATED COST SAVINGS AND MERGER–RELATED COSTS

Estimated cost savings, expected to approximate 32% of StellarOne’s annualized pre-tax operating expenses, are excluded from the pro forma analysis. Cost savings are estimated to be realized at 65% in the first year after acquisition and 100% in subsequent years. In addition, estimated merger-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger and not indicative of what historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger-related costs are estimated to be approximately $19.5 million, after-tax.